Exhibit 10.9

Texas Department of Insurance

General Counsel and Chief Clerk, Mail CODE 113-2A

333 Guadalupe • P.O. Box 149104, Austin, Texas 78714-9104

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

The Commissioner of Insurance, as the chief administrative and executive officer and custodian of records of the Texas Department of Insurance has delegated to the undersigned the authority to certify the authenticity of documents filed with or maintained by or within the custodial authority of the Office of the Chief Clerk of the Texas Department of Insurance, excluding records relevant to an inquiry, if any, by the Texas Department of Insurance’s Insurance Fraud Unit.

Therefore, I hereby certify that the attached document is a true and correct copy of the document described below. I further certify that the document described below is filed with or maintained by or within the custodial authority of the Office of the Chief Clerk of the Texas Department of Insurance.

The certified document consists of complete copy of:

Official Order No. 04-0856 of the Commissioner of Insurance

of the State of Texas, September 3, 2004

consisting of five (5) pages;

Subject considered:

Application for Authorization to Return Subscriber Deposits

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Austin, Texas

CONSENT ORDER APPROVING PARTIAL PRO RATA DISTRIBUTION AND

APPROVING PLAN TO DISTRIBUTE SUBSCRIBER DEPOSITS

This certification does not include records relevant to an inquiry, if any, by the Texas Department of Insurance’s Insurance Fraud Unit, which are confidential pursuant to TEX. Ins. CODE art. 1.10D, §5(a) and an Op. TEX. Att’y Gen. No. OR95-1536 (1995).

IN TESTIMONY WHEREOF, witness my hand and seal of office at Austin, Texas, this

29th day of October A.D. 2004

JOSE MONTEMAYOR COMMISSIONER OF INSURANCE

By	/s/ Judy Woolley
Judy Woolley Deputy Chief Clerk Texas Department of Insurance

OFFICIAL ORDER

of the

COMMISSIONER OF INSURANCE

of the

STATE OF TEXAS

AUSTIN, TEXAS

Date: SEP 03 2004

Subject Considered:

Application for Authorization to Return Subscriber Deposits

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Austin, Texas

CONSENT ORDER APPROVING PARTIAL PRO RATA DISTRIBUTION AND

APPROVING PLAN TO DISTRIBUTE SUBSCRIBER DEPOSITS.

General remarks and official action taken:

On this day, the Commissioner of Insurance considered the application of AMERICAN PHYSICIANS INSURANCE EXCHANGE, Austin, Texas, (“AMERICAN  PHYSICIANS ”), for approval to make a partial distribution of subscriber deposits in an amount not to exceed $250,000 and for approval of its plan to make annual pro rata partial distributions of subscriber deposits.

Jurisdiction

The Commissioner of Insurance has jurisdiction over this matter, pursuant to TEX. INS. CODE ANN. § 942.155 (formerly art. 19.06), which provides that an exchange shall maintain at all times an unencumbered surplus over and above all liabilities that is at least equal to the minimum capital stock and surplus required of a stock insurance company engaged in the same kinds of business and that such exchange shall maintain at all times the reserves required by the laws of this state or by rules adopted by the Commissioner of Insurance (including 28 TEX. ADMIN. CODE § 7.410, Minimum Risk-Based Capital and Surplus Requirements for Property/Casualty Insurers), as well as TEX. INS. CODE ANN. arts. 1.32 and 21.28-A. The Commissioner has authority to dispose of these matters as set forth in TEX. INS. CODE ANN. § 36.104, TEX. GOV’T CODE ANN. § 2001.56, and 28 TEX. ADMIN. CODE § 1.47.

Waiver

AMERICAN PHYSICIANS acknowledges the existence of certain procedural rights related to the issuance of this Consent Order, including issuance and service of notice of hearing, a public hearing, a proposal for decision, rehearing by the Commissioner of Insurance, review by the Texas Department of Insurance, and judicial review, as provided for in TEX. INS. CODE ANN. Ch. 36, and TEX. GOV’T CODE ANN. Ch. 2001. And, by the signature of its authorized representative on this Order, AMERICAN PHYSICIANS expressly acknowledges the Commissioner’s jurisdiction in this matter and waives each and every one of these procedural rights. AMERICAN PHYSICIANS  elects to informally settle this matter under TEX. INS. CODE ANN. § 36.104, TEX. GOV’ T CODE ANN. § 2001.056, and 28 TEX. ADMIN. CODE § 1.47, stipulates to the Findings of Fact and Conclusions of Law contained in this Order, and agrees to the entry of this Order.

Findings of Fact

Based on information provided by AMERICAN PHYSICIANS, and with AMERICAN PHYSICIANS’ agreement, the Commissioner makes the following Findings of Fact:

1.

AMERICAN PHYSICIANS is a reciprocal exchange holding a license under TEX. INS. CODE ANN. Ch. 942, authorizing the Company to engage in the business of insurance in the State of Texas;

2.

AMERICAN PHYSICIANS is not currently in hazardous financial condition, as contemplated by TEX. INS. CODE ANN. § 1.32 or § 21.28-A;

3.

AMERICAN PHYSICIANS requires each subscriber to sign a subscriber’s agreement before being eligible to purchase insurance;

4.

between 1976 and 1993, the subscriber deposit agreement required each subscriber to make a refundable deposit to AMERICAN PHYSICIANS; A MERICAN  P HYSICIANS  provided a subscriber’s certificate that detailed each subscriber’s right to a refund and set out the following conditions:

a.

the subscriber cannot be an active policyholder;

b.

there must be a minimum period of 24 months from the date of deposit;

c.

AMERICAN PHYSICIANS must have minimum surplus as approved by its board of directors and in excess of amounts specified in agreements reached with respective departments of insurance in which A MERICAN  P HYSICIANS  is licensed; and

d.

the refundable interest shall be calculated at annualized simple rates with interest compounded annually;

5.

between 1993 and 2003, the subscriber deposit agreement required a non-refundable deposit; the current subscriber agreement does not require a deposit;

6.

as of September 30, 2003, AMERICAN PHYSICIANS reported $11,468,727 in refundable subscriber deposits;

7.

if AMERICAN PHYSICIANS were required to refund subscriber deposits immediately and in full, it would no longer comply with the financial requirements set out in the Texas Insurance Code and Title 28 of the Texas Administrative Code;

8.

in 1989, AMERICAN PHYSICIANS developed and presented a plan for partial refunds eligible subscriber deposits, establishing minimum surplus requirements before refunds could be made. The Commissioner signed off on the plan indicating his approval. In 1990, the Commissioner extended approval of the plan for partial refunds and provided that AMERICAN PHYSICIANS could make no refund that would reduce surplus below $5,000,000. AMERICAN  PHYSICIANS  sought and received the Commissioner’s approval to make partial pro rata distributions to eligible subscribers in 1989, 1990, 1995, and 1999, and made these distributions in accordance with the Commissioner’s approval; A MERICAN P HYSICIANS  sought but did not receive the Commissioner’s approval in 1992, and, therefore, did not make a distribution in 1992;

9.

AMERICAN PHYSICIANS has submitted a request to make an additional partial pro rata distribution not to exceed a total of $250,000 in 2004;

10.

AMERICAN PHYSICIANS would still be in compliance with TEX. INS. CODE ANN. 942.155 after making the proposed partial pro rata distribution not to exceed $250,000 in 2004; and

11.

AMERICAN PHYSICIANS has also submitted an up-dated plan seeking approval to make partial pro rata distributions each year after 2004; the up-dated plan is attached to this Order as Exhibit A and incorporated herein by reference as if fully set out.

Conclusions of Law

Based upon the foregoing Findings of Fact, the Commissioner makes the following Conclusions of Law:

1.

the Commissioner has jurisdiction over this matter under TEX. INS. CODE ANN. §§ 942.155, 942.156, 822.203, 822.210, and 36.104, TEX. ADMIN. CODE § 7.410, and TEX. GOV’ T CODE ANN. § 2001.056; and

2.

the Commissioner has authority to informally dispose of this matter under TEX. INS. CODE ANN. § 36.104, TEX. GOV’T CODE ANN. § 2001.056, and 28 TEX. ADMIN. CODE § 1.47.

Based upon the Findings of Fact and Conclusions of Law, the Department recommends approval of AMERICAN PHYSICIANS’ application to make a partial pro rata distribution not to exceed $250,000 in 2004 as well as AMERICAN PHYSICIANS’ application to make annual partial pro rata distributions not to exceed $200,000 without further approval of the Commissioner, provided AMERICAN PHYSICIANS meets the conditions set out in the attached Exhibit A.

The Commissioner, THEREFORE, ORDERS that AMERICAN PHYSICIAN’S application for approval to make a partial distribution of subscriber deposits not to exceed $250,000 in 2004 be, and is, approved.

The Commissioner FURTHER ORDERS that AMERICAN PHYSICIANS’ application for approval of its up-dated plan to make annual partial pro rata distributions, as described in the attached Exhibit A be, and is, approved.

The Commissioner FURTHER ORDERS that AMERICAN PHYSICIANS apply for and obtain the Commissioner’s approval before making any distribution of subscriber deposits that does not comply with the terms of this Order.

The approval is effective on and after the date of this Order.

JOSE MONTEMAYOR COMMISSIONER OF INSURANCE

By:	/s/ BETTY PATTERSON
BETTY PATTERSON
SENIOR ASSOCIATE COMMISSIONER
FINANCIAL PROGRAM
COMMISSIONER’S ORDER NO. 01-0665

RECOMMENDED BY:

/s/ EDWARD P. ROUSH
EDWARD P. ROUSH, ANALYST
FINANCIAL ANALYSIS AND EXAMINATIONS

REVIEWED BY:

/s/ ANGEL GARRETT
ANGEL GARRETT, SUPERVISING ANALYST
FINANCIAL ANALYSIS AND EXAMINATIONS

APIE PLAN FOR PARTIAL AND FULL REFUND OF SUBSCRIBER DEPOSITS

A.

Partial Refund Program:

1.

All former subscribers with refundable deposits will participate in the partial refund program on a consistent and prorata basis.

2.

All partial refunds of subscriber deposits from the exchange shall be subject to the Commissioner’s prior written approval and the approval of the APIE Board of Directors.

3.

APIE can make partial refunds in the aggregate amount of $200,000 in each year without prior approval of the Commissioner if the following criteria are met:

a.

The refund is approved by the APIE Board of Directors.

b.

APIE would be in compliance with all applicable law, before and after the refund is issued, including risk-based capital requirements.

c.

The refund is made only from earned surplus of APIE.

d.

The amount to be distributed must not cause a significant reduction in APIE’s total adjusted capital for risk-based capital purposes.

e.

All former subscribers with a refundable deposit would have the right to participate in the refund.

4.

APIE will distribute a minimum of $50.00 to each subscriber. APIE will also calculate an additional pro rata amount to add to each subscriber’s distribution. This additional amount will be based on the difference between $200,000 and the total of all minimum $50.00 distributions to former subscribers eligible to receive a partial refund.

5.

APIE may seek the Commissioner’s approval to make total distributions in excess of $200,000, if the conditions set out in paragraph A(3) above are met.

6.

If the death of a former subscriber occurs after approval of this Plan, APIE will offer the estate a one-time settlement of the deposit account of 50% of the remaining refundable deposit or allow the estate to participate in partial refunds until the full deposit has been paid through partial refunds.

B.

Full Refund Program:

1.

APIE will make a full refund of refundable deposits on-hand only to an individual who is a current subscriber/insured at the time coverage is terminated and only when the first four criteria listed under paragraph A(3) above are met. To qualify for a full refund, the reason for termination must be based on one of the following conditions:

a.

The subscriber/insured is retiring completely from the practice of medicine at the time of termination; or

b.

The reason for termination of the insured’s policy is the death of the subscriber/insured; or

c.

The reason for termination of the insured’s policy is the total disability of the subscriber/insured.

2.

For all subscriber/insureds who have refundable deposits on-hand with APIE at the time of termination but do not meet one of the criteria above, then the partial refund program will apply.